UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On May 3, 2022, Spero Therapeutics, Inc. (the “Company”) implemented a strategic restructuring initiative and corresponding reduction in workforce, designed to reduce costs and reallocate resources towards its clinical development programs for SPR720 and SPR206, while maintaining key personnel needed to help preserve the value of the Company’s tebipenem HBr program (the “Restructuring”). The Restructuring would reduce the Company’s workforce from 146 full-time employees as of December 31, 2021 to approximately 35 full-time employees. The Company estimates that it will incur approximately $8.0 million of costs in connection with the reduction in workforce related to severance pay and other related termination benefits. The Company communicated the workforce reduction on May 3, 2022 and expects the majority of the costs associated with the Restructuring to be incurred during the quarter ending June 30, 2022.

This strategic restructuring plan prioritizes advancing SPR720 and SPR206 to Phase 2 milestones and includes key deliverables through 2024, based on the Company’s current cash runway.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer

Effective as of July 2, 2022 (the “Effective Date”), Cristina Larkin will separate from the Company as its Chief Operating Officer pursuant to the Restructuring. In connection with Ms. Larkin’s separation, the Company and Ms. Larkin entered into a separation agreement (the “Larkin Separation Agreement”), dated as of May 3, 2022, and Ms. Larkin received notice pursuant to the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”). The Larkin Separation Agreement provides that the Company will pay Ms. Larkin provided that Ms. Larkin does not revoke the Larkin Separation Agreement within seven days of signing and returning it (the “Revocation Period”) and complies with the terms of the Larkin Separation Agreement, including the release and waiver provided therein, (i) severance as a continuation of payments in an amount equal to Ms. Larkin’s current annual base salary for a nine-month period, which will total $386,249.94, payable as continued salary in accordance with the Company’s regular payroll dates following the Revocation Period, and (ii) a pro rated cash bonus equal to $103,282.18 for the year ending December 31, 2022, which will be paid to Ms. Larkin when the Company pays the 2022 annual bonuses to its employees in 2023, but in any event no later than March 15, 2023; in each case less all required taxes and employment-related deductions. The Larkin Separation Agreement also includes other customary provisions.

In addition, the Company and Ms. Larkin entered into a consulting agreement (the “Larkin Consulting Agreement”), dated as of May 3, 2022 and effective as of the Effective Date, pursuant to which Ms. Larkin will provide consulting services to the Company for a term of ten months following the Effective Date at a rate of $300.00 per hour. In further consideration for Ms. Larkin’s services as a consultant, (i) all of Ms. Larkin’s options to purchase shares of the Company’s common stock and restricted stock units (“RSUs”) shall continue to vest during the term of the Larkin Consulting Agreement; and (ii) after the term of the Larkin Consulting Agreement ends, all of Ms. Larkin’s vested options to purchase shares of the Company’s common stock and vested RSUs will continue to be exercisable for 90 days in accordance with the terms of such options and RSUs and the Company’s 2017 Stock Incentive Plan, as amended (the “2017 Plan”).

A copy of the Larkin Separation Agreement and Larkin Consulting Agreement will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2022, and the foregoing descriptions are subject in all respects to the actual terms of the Larkin Separation Agreement and Larkin Consulting Agreement.

Chief Medical Officer

Effective as of the Effective Date, David Melnick, M.D. will separate from the Company as its Chief Medical Officer pursuant to the Restructuring. In connection with Dr. Melnick’s separation, the Company and Dr. Melnick entered into a separation agreement (the “Melnick Separation Agreement”), dated as of May 3, 2022, and Dr. Melnick received notice pursuant to the WARN Act. The Melnick Separation Agreement provides that the Company will pay Dr. Melnick provided that Dr. Melnick does not revoke the Melnick Separation Agreement within the Revocation Period and complies with the terms of the Melnick Separation Agreement, including the release and waiver provided therein, (i) severance pay as a continuation of payments representing an amount equal to Dr. Melnick’s current annual base salary for a nine-month period, which will total $374,999,94, payable as continued salary in accordance with the Company’s regular payroll dates following the Revocation Period, and (ii) a pro rated cash bonus equal to $100,273.96 for the year ending December 31, 2022, which will be paid to Dr. Melnick when the Company pays the 2022 annual bonuses to its employees in 2023, but in any event no later than March 15, 2023; in each case less all required taxes and employment-related deductions. The Melnick Separation Agreement also includes other customary provisions.

In addition, the Company and Dr. Melnick entered into a consulting agreement (the “Melnick Consulting Agreement”), dated as of May 3, 2022 and effective as of the Effective Date, pursuant to which Dr. Melnick will provide consulting services to the Company for a term of ten months following the Effective Date at a rate of $11,667 per month for no more than a twenty percent (20%) work week through December 31, 2022, and thereafter at a rate of $300.00 per hour. In further consideration for Dr. Melnick’s services as a consultant, (i) all of Dr. Melnick’s options to purchase shares of the Company’s common stock and RSUs shall continue to vest during the term of the Melnick Consulting Agreement; and (ii) after the term of the Melnick Consulting Agreement ends, all of Dr. Melnick’s vested options to purchase shares of the Company’s common stock and vested RSUs will continue to be exercisable for 90 days in accordance with the terms of such options and RSUs and the 2017 Plan.

A copy of the Melnick Separation Agreement and Melnick Consulting Agreement will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2022, and the foregoing descriptions are subject in all respects to the actual terms of the Melnick Separation Agreement and Melnick Consulting Agreement.

Remarking on these departures, the Company’s Chief Executive Officer, Ankit Mahadevia, M.D. said “While it will be difficult to part with these talented members of our team, we want to thank them for their important contributions to Spero as we continue to pursue our mission.”

Item 8.01.	Other Events.

On May 3, 2022, the Company issued a press release titled “Spero Therapeutics Announces New Strategic Direction Focusing on Advancing Promising Clinical-Stage Pipeline”. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

This report, including the exhibits hereto, contains forward-looking statements. These statements include, but are not limited to, statements about the potential approval of tebipenem HBr by the U.S. Food and Drug Administration (“FDA”) and the timing thereof; the potential for a partnership of the tebipenem HBr franchise; the future development and commercialization of SPR206 and SPR720; the design, initiation, timing, progress and results of the Company’s preclinical studies and clinical trials and its research and development programs; management’s assessment of the results of such preclinical studies and clinical trials; and the expected cost-savings from the Restructuring, the Company’s anticipated expenses and its anticipated cash runway. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether the FDA will ultimately approve tebipenem HBr and, if so, the timing of any such approval; whether the FDA will require any additional clinical data or place labeling restrictions on the use of tebipenem HBr that would add costs for us, delay approval and/or reduce the commercial prospects of tebipenem HBr; whether any third parties would be interested in partnering with us to pursue continued efforts to obtain FDA approval of tebipenem HBr, or acquiring rights to the tebipenem HBr program from us through a partnership arrangement; the COVID-19 pandemic; the Company’s need for additional funding; the Company’s ability to successfully implement the Restructuring; the impact of the Restructuring on the Company’s business, including estimated costs related thereto; the risk that the Company may not be able to address the FDA’s concerns with respect to tebipenem HBr; the lengthy, expensive, and uncertain process of clinical drug development for SPR720 and SPR206; whether results obtained in preclinical studies and clinical trials will be indicative of results obtained in future clinical trials; the Company’s reliance on third parties to manufacture, develop, and commercialize its product candidates, if approved; the ability to commercialize the Company’s product candidates, if approved; the Company’s ability to retain key personnel; whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; and other factors discussed in the “Risk Factors” set forth in filings that the Company periodically makes with the U.S. Securities and Exchange Commission. The forward-looking statements included in this report, including the exhibits hereto, represent the Company’s views as of the date of this report. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated May 3, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: May 3, 2022	By:	/s/ Tamara Joseph
Tamara Joseph
Chief Legal Officer